CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	CL Transaction No	Product	Loan Account No
$5,000,000.00	04-01-2021	03-31-2024	ZFN-3273063-M	Line of Credit	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: **Lifevantage Corporation**
Lifeline Nutraceuticals Corporation
3300 Triumph Blvd., Ste. 700
Lehi, UT 84043

Lender: **Zions Bancorporation, N.A. dba Zions First National Bank**
Salt Lake Commercial Banking
One South Main Street, 3rd Fl
Salt Lake City, UT 84133-1109

Principal Amount: $5,000,000.00 **Date of Agreement: April 1, 2021**

FOR VALUABLE CONSIDERATION, Lender and Borrower agree to the following change in Borrower's obligation:

DESCRIPTION OF EXISTING INDEBTEDNESS. This Agreement amends the terms and conditions of the loan evidenced by that certain Amended and Restated Facility 1 Promissory Note dated February 1, 2019, executed by Borrower in the original principal amount of $5,000,000.00, with an existing balance of $0.00, as amended, modified, supplemented, restated, renewed and extended to date (collectively, the "Note"). Each of the Note and the Related Documents remains in full force and effect except as amended, modified and supplemented hereby, and this Agreement does not discharge any amounts (including without limitation principal, accrued and unpaid interest, late fees or other fees, charges, costs, expenses or any other sums) that may be due and payable to Lender as of the date hereof. Any such amounts shall remain due and payable in accordance with the terms and conditions set forth in the Note and the Related Documents, except to the extent modified hereby, in addition to any obligations set forth in this Agreement.

DESCRIPTION OF CHANGE IN TERMS. The Note and the Related Documents are modified and amended, effective as of the date hereof, in accordance with the terms and provisions stated in this Change in Terms Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the loan agreement ("Loan Agreement") between Borrower and Lender relating to the Note.

1) LATE CHARGE. If a payment under the Note is 10 days or more late, Borrower will be charged 5.00% of the regularly scheduled payment or $50.00, whichever is greater.

2) The maturity date of the Note is extended from March 30, 2021 to March 31, 2024 and all references in the Note and Related Documents to the maturity date are amended to "March 31, 2024".

3) In the Loan Agreement dated March 30, 2016, by and between Borrower and Lender, **sub-section 1.35** under section 1. entitled Definitions, is hereby and amended and restated as follows:

1.35 "Maturity Date" means March 31, 2024.

4) In the Loan Agreement dated March 30, 2016, by and between Borrower and Lender, **sub-section (a)** under the section 6.2 entitled Financial Statements and Reports, shall be deleted in its entirety and replaced as follows:

(a) Lifevantage Corporation shall provide annual consolidated financial statements of the Borrowers and its subsidiaries for each fiscal year, to be delivered within ninety (90) days of the end of Borrower's fiscal year, and to be accompanied by an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audit report, with no going concern qualifier, certified by independent certified public accountants reasonably acceptable to Lender. Financials shall include a consolidating balance sheet and income statement which is broken down by each of the Borrower's subsidiaries including any inter-company eliminations.

5) In the Loan Agreement dated March 30, 2016, by and between Borrower and Lender, **sub-section (a)** entitled **"Fixed Charge Coverage Ratio"**, **sub-section (b)** entitled **"Minimum Working Capital"**, and **sub-section (c)** entitled **"Debt to EBITDA"** under section 6.3 entitled Financial Covenants shall be deleted in their entirety and replaced as follows:

(a) Fixed Charge Coverage Ratio. Lifevantage Corporation shall maintain a minimum Fixed Charge Coverage Ratio of 1.10 to 1.00. Fixed Charge Coverage Ratio shall be determined for the Borrower and its subsidiaries on a consolidated basis. Fixed Charge Coverage Ratio means, for any period, the ratio of (a) earnings before interest expense, income tax expense, depreciation expense and amortization expense plus non-cash stock compensation and non-cash foreign currency expenses, minus the sum of unfinanced portion of capital expenditures, stock repurchases, income tax expense paid in cash (or, if applicable, cash distributions to equity holders to pay income tax expense attributable solely to their equity interests in Borrower), dividends or other distributions paid in cash, and loans or advances to, investments in, or receivables from (i) any affiliate of Borrower or (ii) any third-party if such loan, advance, investment or receivable is outside Borrower's ordinary course of business to (b) the greater of (i) $1,800,000 or (ii) the sum of interest expense paid in cash, prior period current maturities of long term debt and capital lease obligations, all calculated for the Borrower (and its subsidiaries on a consolidated basis).This ratio will be measured as of the end of each fiscal quarter on a trailing 12 month basis.

(b) Working Capital. Lifevantage Corporation shall maintain Working Capital greater than or equal to $6,000,000, measured quarterly on a trailing 12-month basis. Working Capital shall be defined as current assets minus current liabilities.

(c) Debt to Tangible Net Worth Ratio. Lifevantage Corporation shall maintain a Debt to Tangible Net Worth Ratio not in excess of 2.00 to 1.00. Debt to Tangible Net Worth Ratio is defined as Borrower's total liabilities to Borrower's Tangible Net Worth. Tangible Net Worth is defined as total assets excluding all intangible assets (e.g. goodwill, trademarks, patents, employee advances, shareholder notes receivable, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total liabilities. This ratio is to be maintained at all times, and will be measured as of the end of each fiscal quarter.

6) A new section is hereby added in the Loan Agreement dated March 30, 2016, between Borrower and Lender, entitled **"Dividends"** under section 6. entitled Borrower's Covenants as follows:

Dividends. Lifevantage Corporation covenants and agrees with Lender that, Lifevantage Corporation shall not declare or pay dividends, without Lender's prior written approval, measured annually.

7) In the Loan Agreement dated March 30, 2016, by and between Borrower and Lender, section **1.23** entitled **"Fixed Charge Coverage Ratio"**, under section 1. entitled Definitions shall be deleted in its entirety.

8) The variable interest rate provided in the Note is modified to be the variable rate as described in the VARIABLE INTEREST RATE section below.

9) The minimum interest rate on the Note (sometimes referred to as the "floor") is the rate as described in the VARIABLE INTEREST RATE section below. Under no circumstances will the Interest rate on the Note be less than the minimum interest rate.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on March 31, 2024. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning June 30, 2021, with all subsequent interest payments to be due on the same day of each quarter after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the one month United States Treasury Rate. Lender's One-Month United States Treasury Rate shall mean the rate per annum which is the Weekly Average Yield on United States Treasury Securities, adjusted to a constant maturity of one (1) Month as published in the Federal Reserve Statistical Release H.15 (519) (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. **The Index currently is 0.010% per annum.** Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 3.000 percentage points over the Index (the "Margin"), adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 4.000% per annum based on a year of 360 days. If the Interest Rate is calculated with any LIBOR or LIBOR/Swap rate index, if Lender determines, in its sole discretion, that the LIBOR base rate ("LIBOR Index") (i) has been or imminently will be discontinued, (ii) is no longer an industry-accepted reference rate for loans of a similar type to the Loan and/or has been superseded by an alternative reference rate, or (iii) is no longer representative or may not be used pursuant to a public statement by the administrator of the LIBOR Index or other regulatory authority (e.g., the Federal Reserve), in each case with respect to any type of loan or transaction, then Lender may select an alternative reference rate, which may reflect adjustments to the related spread or margin (collectively, the "Substitute Index Rate"), to be used in lieu of the LIBOR-based interest rate set forth in the Note and/or this Agreement (the "Pre-Substitute Rate"). Lender and Borrower acknowledge that the discontinuation of the LIBOR Index is a future event over which neither Lender nor Borrower has influence but which will necessarily affect the Pre-Substitute Rate. Accordingly, Lender shall use reasonable efforts to select a Substitute Index Rate that Lender in good faith believes is a practical means of preserving the parties' intent relative to the economics of the Pre-Substitute Rate. Notwithstanding the foregoing, the parties acknowledge that, initially and/or over time, the Substitute Index Rate will differ from the Pre-Substitute Rate. In selecting the Substitute Index Rate, Lender shall consider to what extent and the manner in which industry-accepted substitutes for the LIBOR Index have been established, and the parties acknowledge that different Substitute Index Rates may be selected for different types of loans and transactions. Borrower agrees that Lender shall not be liable in any manner for its selection of a Substitute Index Rate, provided that Lender makes such selection in good faith. The Substitute Index Rate shall be used in lieu of the Pre-Substitute Rate, and all references in this Note to the Pre-Substitute Rate shall be deemed to refer to the Substitute Index Rate, effective as of the date specified by Lender in a written notice given by Lender to Borrower. To the extent practicable, such notice shall be given at least 30 days prior to the effective date. The Substitute Index Rate shall remain in effect from the effective date set forth in such notice until the Maturity Date, as such may be extended, unless such an instance occurs where the Substitute Index Rate is no longer available, in which case the provisions of this section will again apply for purposes of replacing the Substitute Index Rate. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.000% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in the loan documents.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

WAIVER OF DEFENSES AND RELEASE OF CLAIMS. The undersigned hereby (i) represents that neither the undersigned nor any affiliate or principal of the undersigned has any defenses to or setoffs against any Indebtedness or other obligations owing by the undersigned, or by the undersigned's affiliates or principals, to Lender or Lender's affiliates (the "Obligations"), nor any claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and Lender's affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that the undersigned has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to the undersigned by Lender or Lender's affiliates. As used in this paragraph, the word "undersigned" does not include Lender or any individual signing on behalf of Lender. The undersigned acknowledges that Lender has been induced to enter into or continue the Obligations by, among other things, the waivers and releases in this paragraph.

ERRORS AND OMISSIONS. Borrower hereby agrees that it will, within ten (10) days of a request by Lender, comply with any request by Lender to correct documentation errors, omissions or oversights, if any, that occur in any documentation relating to this loan.

UNLAWFUL USE MARIJUANA, CONTROLLED SUBSTANCES AND PROHIBITED ACTIVITIES. The undersigned shall not use, occupy, or permit the use or occupancy of any Property or Collateral by the undersigned or any lessee, tenant, licensee, permitee, agent, or any other person in any manner that would be a violation of any applicable federal, state or local law or regulation, regardless of whether such use or occupancy is lawful under any conflicting law, including without limitation any law relating to the use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband (whether for commercial, medical, or personal purposes), or any law relating to the use or distribution of marijuana (collectively, "Prohibited Activities"). Any lease, license, sublease or other agreement for use, occupancy or possession of any Property or Collateral (collectively a "lease") with any third person ("lessee") shall expressly prohibit the lessee from engaging or permitting others to engage in any Prohibited Activities. The undersigned shall upon demand provide Lender with a written statement setting forth its compliance with this section and stating whether any Prohibited Activities are or may be occurring in, on or around the Property or Collateral. If the undersigned becomes aware that any lessee is likely engaged in any Prohibited Activities, The undersigned shall, in compliance with applicable law, terminate the applicable lease and take all actions permitted by law to discontinue such activities. The undersigned shall keep Lender fully advised of its actions and plans to comply with this section and to prevent Prohibited Activities.

This section is a material consideration and inducement upon which Lender relies in extending credit and other financial accommodations to the undersigned. Failure by the undersigned to comply with this section shall constitute a material non-curable Event of Default. Notwithstanding anything in this agreement, the Note or Related Documents regarding rights to cure Events of Default, Lender is entitled upon breach of this section to immediately exercise any and all remedies under this agreement, the Note the Related Documents, and by law.

In addition and not by way of limitation, the undersigned shall indemnify, defend and hold Lender harmless from and against any loss, claim, damage, liability, fine, penalty, cost or expense (including attorneys' fees and expenses) arising from, out of or related to any Prohibited Activities at or on the Property or Collateral, Prohibited Activities by the undersigned or any lessee of the Property or Collateral, or the undersigned's breach, violation, or failure to enforce or comply with any of the covenants set forth in this section. This indemnity includes, without limitation any claim by any governmental entity or agency, any lessee, or any third person, including any governmental action for seizure or forfeiture of any Property or Collateral (with or without compensation to Lender, and whether or not Property or Collateral is taken free of or subject to Lender's lien or security interest). As used in this section, the word "undersigned" does not include Lender or any individual signing on behalf of Lender.

DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower's loans, including, without limitation, this document and the Related Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this document or any Related Document shall be deemed to be of the same force and effect as the original manually executed document.

REPORTING NEGATIVE INFORMATION. We (Lender) may report information about your (Borrower's) account to credit bureaus. Late payments, missed payments, or other defaults on your account may be reflected in your credit report.

VARIABLE RATE FLOOR. Notwithstanding anything to the contrary herein, if the interest rate is calculated with any variable rate index other than Wall Street Journal Prime or Lender's Prime, then under no circumstances will the Index be less than one percent (1%) per annum. If the interest rate is calculated with either Wall Street Journal Prime or Lender's Prime, then under no circumstances will the Index be less than four percent (4%) per annum. To the extent there is an interest rate floor described in the VARIABLE INTEREST RATE paragraph which is different than the interest rate floor described in this paragraph, then the interest rate floor amount set forth in the VARIABLE INTEREST RATE paragraph shall be applicable. Notwithstanding the foregoing or anything else to the contrary herein, at all times an interest rate hedging transaction is in effect with respect to this Note this paragraph shall not apply. For avoidance of doubt, this paragraph shall not apply to the extent the interest rate on this Note is a fixed rate.

CREATION OF TRUSTS, AND TRANSFERS TO TRUSTS. This paragraph shall apply in instances where this Agreement is governed by Utah law. Neither Borrower nor any Guarantor shall create as settlor any trust, or transfer any assets into any trust, without giving written notice to Lender at least ninety (90) days prior to such creation or transfer. That notice shall describe in reasonable detail the trust to be created and/or the asset transfer to be made. Failure by any such settlor to provide that notice shall be an event of default under this instrument and the Loan.

Neither Borrower nor any Guarantor shall create as settlor any actual or purported spendthrift trust, asset protection trust or any other trust intended by its terms or purpose (or having the effect) to protect assets from creditors or to limit the rights of existing or future creditors (an "Asset Protection Trust") without the prior written consent of Lender. Lender may withhold that consent in its sole discretion. Creation of any Asset Protection Trust, and each transfer of assets thereto, by any such settlor without Lender's prior written consent:

(a) shall be an event of default under this instrument and the Loan,

(b) shall have the effect of, and shall be deemed as a matter of law, regardless of that settlor's solvency, of having been made by that settlor with the actual intent of hindering and delaying and defrauding Lender as that settlor's creditor, and

(c) shall constitute a fraudulent transfer that is unenforceable and void (not merely voidable) as against Lender.

With respect to each such fraudulent transfer, Lender shall have all the rights and remedies provided by state fraudulent transfer laws, or otherwise provided at law or equity. Lender shall have the right to obtain an ex parte court order directing the trustee of the Asset Protection Trust to give Lender written notice a reasonable time (of no less than ten business days) prior to making any distribution from said trust. Nothing in this paragraph shall limit or áffect any rights or remedies otherwise provided to Lender by law, equity or any contract.

LIBOR INDEX RATE SUBSTITUTION. If the Interest Rate is calculated with any LIBOR or LIBOR/Swap rate index, if Lender determines, in its sole discretion, that the LIBOR base rate ("LIBOR Index") (i) has been or imminently will be discontinued, (ii) is no longer an industry-accepted reference rate for loans of a similar type to the Loan and/or has been superseded by an alternative reference rate, or (iii) is no longer representative or may not be used pursuant to a public statement by the administrator of the LIBOR Index or other regulatory authority (e.g., the Federal Reserve), in each case with respect to any type of loan or transaction, then Lender may select an alternative reference rate, which may reflect adjustments to the related spread or margin (collectively, the "Substitute Index Rate"), to be used in lieu of the LIBOR-based interest rate set forth in the Note and/or this Agreement (the "Pre-Substitute Rate").

Lender and Borrower acknowledge that the discontinuation of the LIBOR Index is a future event over which neither Lender nor Borrower has influence but which will necessarily affect the Pre-Substitute Rate. Accordingly, Lender shall use reasonable efforts to select a Substitute Index Rate that Lender in good faith believes is a practical means of preserving the parties' intent relative to the economics of the Pre-Substitute Rate. Notwithstanding the foregoing, the parties acknowledge that, initially and/or over time, the Substitute Index Rate will differ from the Pre-Substitute Rate. In selecting the Substitute Index Rate, Lender shall consider to what extent and the manner in which industry-accepted substitutes for the LIBOR Index have been established, and the parties acknowledge that different Substitute Index Rates may be selected for different types of loans and transactions. Borrower agrees that Lender shall not be liable in any manner for its selection of a Substitute Index Rate, provided that Lender makes such selection in good faith.

The Substitute Index Rate shall be used in lieu of the Pre-Substitute Rate, and all references in this Note to the Pre-Substitute Rate shall be deemed to refer to the Substitute Index Rate, effective as of the date specified by Lender in a written notice given by Lender to Borrower. To the extent practicable, such notice shall be given at least 30 days prior to the effective date. The Substitute Index Rate shall remain in effect from the effective date set forth in such notice until the Maturity Date, as such may be extended, unless such an instance occurs where the Substitute Index Rate is no longer available, in which case the provisions of this section will again apply for purposes of replacing the Substitute Index Rate.

ORIGINALLY EXECUTED DOCUMENTS. As an express condition to Lender making the Loan and any Loan advance(s) to Borrower based upon Lender's receipt of fully-executed imaged copies of the Loan Documents, Borrower shall deliver to Lender fully-executed Loan documents with original hand-written signatures (i.e., wet signatures) of all Loan Parties on or before 30 days from the date of this Agreement, and Borrower's failure to do so on or before such date shall constitute an Event of Default under this Agreement and the Related Documents. Notwithstanding the foregoing, Borrower and Lender agree that the this Agreement and the Related Documents may be signed and transmitted by electronic mail of a .PDF document and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's hand-written signature. Borrower and Lender further agree that the

signatures appearing on this Agreement and the Related Documents (whether in imaged, e-signed or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures. This Agreement and the Related Documents may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

FINAL AGREEMENT. Borrower understands that this Agreement and the related loan documents are the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any alleged oral agreement.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

LIFEVANTAGE CORPORATION

DocuSigned by:
Steven R Fife
By: 53BCD200011E4B2...
Steven R Fife, CEO of Lifevantage Corporation

LIFELINE NUTRACEUTICALS CORPORATION

DocuSigned by:
Steven R Fife
By: 53BCD200011E4B2...
Steven R Fife, CEO of Lifeline Nutraceuticals Corporation

LENDER:

ZIONS BANCORPORATION, N.A. DBA ZIONS FIRST NATIONAL BANK

X Patrick Golladay
Authorized Signer